EXHIBIT 99.1

Innovation Pharmaceuticals Acquires Stake in Squalus Medical, Seeks to Reshape Cancer and Epilepsy Treatments Through a New Image Guided Laser-Based Ablation Technology

•	Innovation Pharmaceuticals acquires a minority ownership

•	Squalus has invented and is developing a leading-edge image guided surgical laser platform for treating previously inoperable cases of epilepsy and for enabling new treatment options for cancer cases in multiple key specialties, including early-stage lung cancer

•	Squalus to pursue the FDA 510(k) pathway for marketing clearance in the U.S. and the corresponding process for a CE Mark in Europe

WAKEFIELD, MA / ACCESSWIRE / June 15, 2022 / Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage biopharmaceutical company, today announced that the Company has acquired a minority stake in Israel-based Squalus Medical, the inventor and developer of the StingRay Laser System (the “StingRay System”), a novel laser-based thermal ablation technology designed for treatment of previously inoperable cases of epilepsy and for improvement of outcomes and enablement of new treatment options for oncology procedures, including those treating brain, prostate, liver, breast and lung cancers.

The StingRay System combines new fiber optic technology with an advanced laser console and computerized intelligent control that allows an excellent match between the structure of tumors and epileptic focal points and the energy delivery, while protecting vital functional areas against thermal damage. The console integrates advanced imaging modalities, and guides the physician, making sure the treatment is adjusted to the specific patient needs with real time energy control.

The StingRay System is supported by Squalus’ proprietary technologies that deliver remarkable properties for controlling laser energy. These include:

•	DiLITT -- Directional Laser Interstitial Thermal Therapy. DiLITT provides the ability to treat distorted or irregular shapes through accurate control of the angular energy distribution.

•	ExLITT -- Extended LITT. ExLITT offers the ability to easily treat large volumes through radial control of the energy.

•	APM -- Advanced Planning Module. These are the software tools that control the laser and do the matching between the lesion shape and energy using smart AI based algorithms.

“What Squalus is doing is truly revolutionary with the potential to help millions of patients around the world that are precluded from procedures to provide them relief from epilepsy and cancer because of the origin of their disease,” commented Leo Ehrlich, Chief Executive Officer at Innovation Pharmaceuticals. “M&A activity in recent years has demonstrated a robust market for new, safe, and effective laser-based technologies and we believe that the Squalus technology has the potential to attract the attention of leaders in the medical space. Squalus will pursue the FDA 510(k) pathway for marketing clearance in the U.S. and the corresponding process for a CE Mark in Europe. This was an ideal investment for us to build value and diversify our portfolio. We consider the market to be substantial and the timeline shorter than pharmaceuticals. We intend to remain active in analyzing other potential value-add opportunities that can strengthen our company.”

“We are thrilled with the investment from Innovation Pharmaceuticals as we are at a major inflection point with completing development of the StingRay system and beginning the process towards commercialization,” said Gil Shapira, co-founder of Squalus Medical. “The medical community is facing significant challenges with treatment of resistant epilepsy and various cancers, creating an immediate need for an advanced and highly controlled energy tool like the StingRay system to improve patient outcomes and enable new treatment modalities in key verticals. Our goal is to provide this solution in the coming years via the U.S. Food and Drug Administration 510(k) pathway and the European Union’s CE Mark, processes I am very familiar with.”

1

Epilepsy is the most prevalent serious neurologic condition in the world, affecting about 70 million people. Unfortunately, 30%-40% of those patients are afflicted with drug resistant epilepsy, meaning they receive no relief from medication.1

Squalus Medical was founded by Moshe Eshkol and Gil Shapira both highly experienced specialists in surgical lasers and medical devices. Squalus and the development of the StingRay system are also supported by a grant from the BIRD Foundation (https://www.birdf.com/), a bi-national organization supporting Israel-US collaboration. Gil Shapira brings 26+ years of engineering and product development and management experience, with over 17 years in the surgical laser industry. Gil owns and manages neoLaser, a company he founded in 2012, and led to revenue growth and profitability, with a 43% CAGR on its way to more than 1200 global installations and performing 50,000+ surgeries annually in over 30 countries. Previously, Gil led product development and marketing at OmniGuide, a successful high-growth laser-based medical device spin-off out of the Massachusetts Institute of Technology (MIT).

1 The epidemiology of drug‐resistant epilepsy: A systematic review and meta‐analysis, Kalilani et al., Epilepsia 2018;59:2179-2193

Alerts

Sign-up for Innovation Pharmaceuticals email alerts is available at:

http://www.ipharminc.com/email-alerts/

Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements concerning future product development plans, including with respect to specific indications; statements regarding the therapeutic potential and capabilities of the StingRay System; future regulatory developments; and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are risks related to conducting pre-clinical studies and clinical trials and seeking regulatory and licensing approvals in the United States and other jurisdictions, including without limitation that compounds and devices may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere; prior test results may not be replicated in future studies and trials; the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development, including the amount and timing of the sale of shares of common stock under securities purchase agreements; and the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments. A more complete description of these and other risk factors is included in the Company’s filings with the Securities and Exchange Commission. Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. You should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACTS

Innovation Pharmaceuticals Inc.

Leo Ehrlich

info@ipharminc.com

2